UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2016

Capella Education Company

(Exact name of Registrant as specified in its charter)

Minnesota	001-33140	41-1717955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 South 6th Street, 9th Floor Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 227-3552

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d 2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 7, 2016, the Board of Directors of Capella Education Company (the “Company”), upon recommendation of the Governance Committee, approved amendments to the Company’s Second Amended and Restated Bylaws designed to modernize the bylaws and reflect certain amendments to the Minnesota Business Corporation Act.

The amendments include the following, among other more clerical revisions: (i) clarifying that the Company has the flexibility, but not the requirement, to hold “hybrid-virtual” shareholder meetings, in addition to “virtual” meetings, (ii) confirming that certain notices may be given by authenticated electronic communication, (iii) confirming the ability of the Board committees to create subcommittees and (iv) delegating the power of the Board to appoint and remove corporate officers, other than the Chief Financial Officer and other executive officers, to the Chief Executive Officer.

The Third Amended and Restated Bylaws incorporating the amendments described above are filed as Exhibit 3.2 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.2	Third Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPELLA EDUCATION COMPANY

Date: December 13, 2016	By	/s/ Renee L. Jackson
Renee L. Jackson
Vice President and General Counsel